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                                                                  EXHIBIT (99.1)



                            JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Class A Common Stock, $.10 par value of Benihana Inc., and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



      Date:  February 10, 1998


                                             THE GOLDMAN SACHS GROUP, L.P.

                                             By: /s/ Hans L. Reich
                                                 ---------------------------
                                             Name:  Hans L. Reich
                                             Title:  Attorney-in-fact


                                             GOLDMAN, SACHS & CO.

                                             By: /s/ Hans L. Reich
                                                 ---------------------------
                                             Name:  Hans L. Reich
                                             Title:  Attorney-in-fact


                                             THE MANAGERS FUNDS on behalf of
                                             Managers Special Equity Fund

                                             By: /s/ Hans L. Reich
                                                 ---------------------------
                                             Name:  Hans L. Reich
                                             Title:  Attorney-in-fact

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